Haverford Investment Management

                  INSIDER TRADING GUIDELINES AND CODE OF ETHICS

         The purchase or sale of securities, whether for a person's own account or for the accounts of others (including clients), or the recommendation to others of the purchase or sale of securities by an officer, director or employee of the Company who possesses material "inside information" is unlawful under the federal securities laws. A person in possession of material inside information must, before effecting transactions in the affected security, disclose to the public such information or, if unable to do so (e.g., in order to protect a corporate confidence), must abstain from trading in or recommending such securities until the information is disclosed to the public. Similarly, using material inside information for, or divulging material inside information only to one's clients, who then act on the basis of the information, violates the federal securities law.

         The Company may have exposure to liability or penalties under federal securities laws for insider trading or other improper use of information by its officers, directors or employees. Trading in the securities of a publicly-owned company while in possession of inside information may give rise to private damage lawsuits against the officer, director or employee and the Company. Disclosure of material inside information to a spouse or other relative, business or social acquaintance or other person who purchases or sells securities based on such inside information may also result in liability on the part of both the person providing the information (the "Tipper") and the person receiving the information (the "Tipee"), regardless of whether the Tipper personally benefitted economically from the use of such information.

CODE OF ETHICS

         The Company expects that every officer, director and employee will conduct his or her personal investment activities in accordance with (i) the duty to place the interests of the Company's clients first at all times, (ii) the requirement that all personal securities transactions be conducted consistent with this Insider Trading Policy/Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (iii) the fundamental ethical standard that an officer, director or employee should not take inappropriate advantage of his or her position.

         In view of the foregoing, the Company has adopted this Insider Trading Policy/Code of Ethics to specify a code of conduct for certain types of securities transaction which might involve violation of federal securities laws, conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures. Any person who violates these policies is subject to immediate termination.

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Haverford Investment Management                                    January, 2004

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POLICY AGAINST TRADING WHILE IN POSSESSION OF INSIDE INFORMATION

         No officer, director, or employee may purchase or sell securities for his or her personal portfolio or for the portfolio of others or recommend to others the purchase or sale of securities, while in the possession of material inside information. This policy applies to every officer, director and employee and extends to activities within and outside their duties at the Company.

         The term "insider trading" is not specifically defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material nonpublic information to others.

WHO IS AN INSIDER?

         The concept of an "insider" is extremely broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. Generally "material information" is defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision to purchase, sell or hold a security, or (ii) information that is reasonably certain to have a substantial effect on the market price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to:

         o        dividend changes (or a company's intent to declare a dividend)

         o        earnings estimates

         o        changes in previously released earnings estimates

         o        significant merger or acquisition proposals or agreements

         o        major litigation

         o        liquidity problems

         o        extraordinary management developments.

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Haverford Investment Management                                    January, 2004

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         The list above is not intended to be complete and many items of information become material when taken together with other disclosed or undisclosed information. If there is any reasonable question about whether or not any particular material is material, the following rule should be observed: if there is any doubt that the information is material, the information should be treated as being material.

WHAT IS NONPUBLIC INFORMATION?

         Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

PENALTIES FOR INSIDER TRADING

         Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and for their employers. A person may be subject to some or all of the penalties below, even if he or she does not personally benefit from the violation. Penalties include:

         o        civil injunctions

         o        disgorgement of profits

         o        jail sentences

         o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted

         o fines for the employer or other controlling person of up to the greater of $l,000,000 or three times the amount of the profit gained or loss avoided

         In addition, any violation of this policy statement will result the dismissal of the persons involved.

IMPLEMENTATION OF THE COMPANY'S INSIDER TRADING POLICY/CODE OF ETHICS

         The following procedures have been established to aid the officers, directors and employees of the Company in avoiding insider trading and certain other transactions which might involve a conflict of interest or an appearance of impropriety. The procedures have also been designed to aid the Company in preventing, detecting and imposing sanctions against persons who engage in insider trading and certain other transactions which might involve a conflict of interest or an appearance of impropriety. Every officer, director and employee of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

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Haverford Investment Management                                    January, 2004

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IDENTIFYING INSIDER INFORMATION

         Before trading in the securities of a company about which you may have potential inside information (for yourself or for others), you should ask yourself the following two questions:

         1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

         2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?


REPORTING SUSPECTED INSIDE INFORMATION

         If after considering the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should follow the following procedures:

         1.  Report the matter immediately to the Compliance Officer.

         2. Do not purchase or sell the securities on behalf of yourself or others, including private accounts managed by the Company, without prior written authorization of the Compliance Officer.

         3. Do not communicate the information to any person (whether inside or outside the Company), other than to the Compliance Officer.

         4. Upon a determination by the Compliance Officer that the information is material and nonpublic, instructions will be issued promptly to:

             (a) halt temporarily all trading by the Company in the security or securities of the pertinent issuer and all recommendations of such security or securities;

             (b) ascertain the validity and nonpublic nature of the information with the issuer of the securities; and

             (c) request the issuer or other appropriate parties to disseminate the information promptly to the public, if the information is valid and nonpublic.

         5. In the event the information is not publicly disseminated, the Company will consult its counsel and request advice as to what further steps should be taken, including possible publication by the Company of the information, before transactions or recommendations in the securities are resumed.

         6. Upon a determination by the Compliance Officer that the information is not material or public, you will be allowed to trade and communicate the information.

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Haverford Investment Management                                    January, 2004

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RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

         Information in your possession that has been identified (by you or the Compliance Officer) as material and nonpublic may not be communicated to anyone, including persons within the Company, except as provided in this Section. Files containing material nonpublic information should be kept locked and access to computer files containing material nonpublic information should be restricted.

CONFIDENTIALITY OF INFORMATION

         Investment decisions made by the Company and/or its affiliated companies (collectively, the "Associated Companies"), may not be disclosed to anyone other than to Company clients, including a spouse, or other relative, or a social or business acquaintance.

PROCEDURES FOR PERSONAL SECURITIES TRANSACTIONS

         Directors, officers and employees must notify the Compliance Officer of any brokerage accounts opened (or maintained) by such person or a member of one's immediate family including a spouse, minor children or adults living in the same household as the officer, director or employee (collectively, a "Household Member"). Such notice must be given to the Compliance Officer not later than five (5) business days after the establishment of such brokerage account on the form attached hereto. In addition, annual holdings reports and all transactions effected for one's own account or for the account of a Household Member must be reported in accordance with the "Reporting Procedures" set forth below.

         For purposes of the Company's Insider Trading Policy, the following securities are exempt securities ("Exempt Securities"):

         1. Securities issued by the Government of the United States (I.E., U.S. Treasury securities), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (which includes securities of the U.S. Government and its instrumentalities), bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies.

         2. Securities purchased or sold in any account over which the officer, director or employee has no direct or indirect influence or control.

         3. Securities purchased or sold in a transaction which is non-volitional on the part of the officer, director or employee or Household Member, as applicable.

         4. Securities acquired as a part of an automatic dividend reinvestment plan.

         5. Securities acquired upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

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Haverford Investment Management                                    January, 2004

BLACKOUT LISTED SECURITIES

         The Compliance Officer maintains a list of securities in which the Company is currently trading for clients and/or a list of securities currently being considered by the Investment Selection Committee for purchase or sale for clients (the "Blackout List"). The list is circulated to all employees of the Company after each Investment Selection Committee meeting. The list for a given meeting will also be circulated to any non-employee director who attended such Investment Selection Committee meeting. No employee may buy or sell any security on the Blackout List for his or her personal portfolio or the portfolio of a Householder Member until such security has been removed from the Blackout List. Similarly, no non-employee board who attends an Investment Selection Committee meeting may buy or sell any security on the Blackout List for his or her personal portfolio or the portfolio of a Householder Member until the such security has been removed from the Blackout List or, if earlier, the holding of the next Investment Selection Committee meeting which such non-employee director does not attend.

INITIAL PUBLIC OFFERINGS AND PRIVATE OFFERINGS

         Purchases of securities in initial public offerings ("IPOs") and private offerings (those made without registration under the securities laws under an exemption) are treated differently than securities purchased in the open market. Participation in IPOs or private offerings is often speculative, and may not be consistent with the Company's overall policy for standards to be maintained by employees. In addition, in some cases an IPO or private offering may be a suitable investment for a particular account, and the participation therein by officers and employees may hinder the ability of such account to participate in such offering. Accordingly, regardless of whether or not the security is on the Blackout List, no employee or officer, nor any non-employee board, may purchase any security in an IPO or a private offering without first obtaining the written consent of the President and/or the Compliance Officer.


REPORTING PROCEDURES

         As stated above, officers, directors and employees must report all securities transactions and annual holding reports (whether effected through an account maintained at Haverford Trust Securities or otherwise) to the Compliance Officer or the Compliance Officer's designee. This includes securities transactions by a Household Member.

         The reporting procedures set forth below have been adopted in order to provide the Company with sufficient information to enable it to determine with reasonable assurance whether the provisions of this Insider Trading Policy/Code of Ethics are being observed by its employees, officers and directors.

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Haverford Investment Management                                    January, 2004

INITIAL HOLDING REPORTS
-----------------------

All officers, directors and employees must submit an initial holdings report listing all securities owned, as well as all brokerage or other securities accounts, to the Compliance Officer or the Compliance Officer's designee within 10 days of first becoming subject to the Insider Trading Policy / Code of Ethics' reporting requirements. The initial holdings report should include all securities owned or securities accounts held by a Household Member.

QUARTERLY TRANSACTIONS REPORTS
------------------------------

Each director who is not an officer or employee of the Company (an "Outside Member") and who does not attend meetings of the Investment Selection Committee shall submit a report to the Compliance Officer or the Compliance Officer's designee showing all transactions in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in a security (a "Securities Transaction"), not later than five (5) business days after the end of each quarter (for compliance purposes, a report must be submitted even if there are no transactions to report).

An Outside Member who attends a meeting of the Investment Selection Committee shall submit a report or reports to the Compliance Officer or the Compliance Officer's designee showing all Securities Transactions during the week following his or her attendance at such Investment Selection Committee Meeting not later than three (3) business days after each such transaction (except transactions involving an Exempt Security which shall be reported as described in Paragraph 1 above). Unless the Outside Member attends a subsequent Investment Selection Committee meeting or meetings (in which event the Outside Member shall again be subject to the reporting requirements described in the preceding sentence with respect to each such meeting attended), he or she shall report all other Securities Transactions on a quarterly basis as provided in Paragraph 1 above.

Each employee, even if he or she does not attend meetings of the Investment Selection Committee, shall submit a report to the Compliance Officer or the Compliance Officer's designee showing all securities transactions not later than:

three (3) business days after each transaction, except transactions involving an Exempt Security; or

five (5) business days after the end of each quarter in the case of transactions involving Exempt Securities.

         The report shall include the name of the security, date and nature of the transaction (i.e., purchase, sale or other), quantity, price, and broker-dealer through which the transaction was effected.

         If an officer, director or employee has no transactions to report during any quarter, he or she shall note such fact on the securities transaction report for such quarter and shall submit such report to the Compliance Officer or the Compliance Officer's designee within five business days after the end of such quarter.

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Haverford Investment Management                                    January, 2004

ANNUAL HOLDINGS REPORTS
-----------------------

         Officers, directors and employees must report year-end holdings on an annual basis, reported by the following January 30th , to the Compliance Officer or the Compliance Officer's designee.

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Haverford Investment Management                                    January, 2004

COMPLIANCE OFFICER'S DESIGNEE

         Cozen and O'Connor currently serves as the designee of the Compliance Officer for the purpose of receiving reports from officers, directors and employees. Reports should be sent to Cozen and O'Connor as follows:

         BY MAIL:                      BY FACSIMILE:            BY E-MAIL:
         -------                       ------------             ---------
Cozen and O'Connor                     Cozen and O'Connor       rbusis@cozen.com
1900 Market Street                     215-665-2013
Philadelphia, PA 19103         Attention:  Richard J. Busis
Attention:  Richard J. Busis

FAILURE TO REPORT TRANSACTIONS IN A TIMELY MANNER MAY RESULT IN DISCIPLINARY ACTION, INCLUDING TERMINATION OF EMPLOYMENT.

ANNUAL CERTIFICATION PROCEDURE

         Each officer, director and employee is required to certify annually that he or she has read and understands this Insider Trading Policy/Code of Ethics, will abide by its terms and understands that he or she is legally bound by its terms. Each officer, director or employee is further required to certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Insider Trading Policy/Code of Ethics. Such certification must be in the form attached hereto.

ADDITIONAL PROCEDURES

         1. The Compliance Officer or his or her designee shall review the reports received and report to the Company's Board of Directors:

             (a) any transaction that appears to evidence a possible violation of this Insider Trading Policy/Code of Ethics; and

             (b) apparent violations of the reporting requirement stated herein.

         2. The Company's Board of Directors shall consider reports made to it hereunder and shall determine whether the policies established herein have been violated, and what sanctions, if any, shall be imposed on the violator including, but not limited to, a letter of censure, suspension or termination of employment of the violator, or the unwinding of the transaction and the disgorgement of any profits.

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Haverford Investment Management                                    January, 2004

CONSULTATION

         Any question which an officer, director or employee of the Company may have as to the applicability or interpretation of these policies in a particular case should be promptly submitted to the Compliance Officer for determination.

EXCEPTIONS TO THE INSIDER TRADING POLICY/CODE OF ETHICS

         The Company Compliance Officer may make exceptions on a case by case basis of this Insider Trading Policy/Code of Ethics upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exemption from the Insider Trading Policy/Code of Ethics. All such exemptions must be received in writing by the person requesting the exemption before becoming effective.

GENERAL

         This policy is not intended to be a statement of applicable law. It is not intended to create legal duties to anyone other than the Company. Its purpose is solely to provide guidance.

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Haverford Investment Management                                    January, 2004

MEMORANDUM



To: Haverford Investment Management Compliance Officer

FROM:

DATE: ___________________,_____

RE: Brokerage Accounts

1. I currently maintain a brokerage account with ____________________________________, which account was opened prior to my becoming associated with the Company.

2. On ____________, I (or a member of my immediate family) opened a brokerage account with __________________________.

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Haverford Investment Management                                    January, 2004

                         HAVERFORD INVESTMENT MANAGEMENT

                              ANNUAL CERTIFICATION

         Pursuant to the requirements of the Insider Trading Policy/Code of Ethics of Haverford Investment Management("Haverford"), the undersigned hereby certifies as follows:


                  1. I have read Haverford's Insider Trading Policy/Code of Ethics.

                  2.       I understand the Insider Trading Policy/Code of
                           Ethics.

                  3. I will abide by the Insider Trading Policy/Code of Ethics.

                  4.       I intend to be legally bound hereby.

                  5. Since the date of my last Annual Certificate (if any) given pursuant to the Insider Trading Policy/Code of Ethics, I have reported all personal securities transactions required to be reported under the requirements of the Insider Trading Policy/Code of Ethics.


___________________________________________
Print Name


___________________________________________
Signature

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Haverford Investment Management                                    January, 2004